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                                                                       EXHIBIT D

                                                                  Conformed Copy


GUARANTEE AGREEMENT dated as of June 23, 2000 (this "Agreement") between OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation, as the guarantor (the "Guarantor"), and TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway, as the beneficiary (the "Beneficiary").

                                  WITNESSETH

     WHEREAS, VimpelCom Finance B.V. and the Beneficiary have entered into the Primary Agreement (Financing Vehicles) dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Primary Agreement"), providing, subject to the terms and conditions thereof, (a) for the option of the Beneficiary to purchase certain newly issued shares of the Guarantor and certain securities convertible into or exchangeable for such shares, and (b) for certain designees of VimpelCom Finance B.V. to become parties to the Primary Agreement pursuant to the terms thereof (such designees, together with VimpelCom Finance B.V., collectively, the "Sellers");

     WHEREAS, the Guarantor and the Beneficiary have entered into the Working Capital Bridge Facility dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"); and

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the making of the loans by the Beneficiary to the Guarantor under the Loan Agreement;

     NOW, THEREFORE, to induce the Beneficiary to enter into the Loan Agreement and to make the loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed (to the extent hereinafter provided) to guarantee the Guaranteed Obligations (as hereinafter defined).

     Accordingly, the parties hereto agree as follows:

                            ARTICLE I  DEFINITIONS

     Unless otherwise defined herein, terms defined in the Primary Agreement are used herein as therein defined.

                             ARTICLE II  GUARANTEE
2.01 Guarantee
     ---------
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     Subject to the limitation set forth in Section 2.07 hereof, the Guarantor hereby guarantees to the Beneficiary and its respective permitted successors and assigns the performance by each and all of the Sellers of their respective obligations under the Primary Agreement, strictly in accordance with the terms thereof (such obligations being collectively referred to herein as the "Guaranteed Obligations"), and agrees that if any Seller defaults in the performance of any Guaranteed Obligations, the Guarantor shall pay to the Beneficiary all damages, costs, and expenses that the Beneficiary is entitled to recover from such Seller by reason of such default, provided that the Beneficiary shall not be entitled to recover from the Guarantor any amount which the Beneficiary has recovered from such Seller.

2.02 Obligations Unconditional
     -------------------------

     Subject to the limitation set forth in Section 2.07 hereof, the obligations of the Guarantor under Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Primary Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

     (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (b) any of the acts mentioned in any of the provisions of the Primary Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (c) any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Primary Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

     (d) any Lien or security interest granted to, or in favor of, the Beneficiary as security for any of the Guaranteed Obligations shall fail to be perfected.

     The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Beneficiary exhaust any right, power or remedy or proceed against any Seller under the Primary Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.03 Reinstatement
     -------------

     The obligations of the Guarantor under this Article II shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Seller in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or

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otherwise and the Guarantor agrees that it will indemnify the Beneficiary on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Beneficiary in connection with such rescission or restoration.

2.04  Subrogation
      -----------

      The Guarantor hereby agrees that until the satisfaction in full of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against any Seller or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.05  Continuing Guarantee
      --------------------

      The guarantee in this Article II is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.06  Currency of Payment
      -------------------
      (a) Payments hereunder shall be made in US Dollars or, if the Guarantor shall have failed to obtain the Central Bank License (as hereinafter defined), in Rubles or in such other currency as the Beneficiary may choose or as may be required in accordance with applicable law. If under applicable law any payment to be made to the Beneficiary hereunder can only be made in Rubles, then, unless prohibited by applicable law, the exchange rate on the date when the actual payment is made shall apply and such payment shall be made to an "I" account of the Beneficiary notified to the Guarantor pursuant to and in accordance with Instruction No. 16 of July 16, 1993 of the Central Bank of the Russian Federation, as amended and in effect on the date of such payment.

      (b) If any sum due from the Guarantor under this Agreement or any claim filed or any order or judgment given or made in relation hereto has to be converted from US Dollars or any other currency (the "first currency") in which the same is payable hereunder or under such claim, order or judgment into Rubles or another currency (the "second currency"), the Guarantor shall indemnify and hold harmless the Beneficiary from and against any loss suffered or incurred by the Beneficiary (i) in connection with any transfer of such sum, (ii) as a result of any charges or commissions attributable to the conversion of such sum from the first currency into the second currency and (iii) as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Guarantor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment or claim.

2.07  Limitation on Guarantee
      -----------------------

      Notwithstanding the foregoing provisions of this Article II, in the event the annual shareholders' meeting of the Guarantor scheduled to take place on June 30, 2000 does not approve Item 12 on the agenda of such meeting by the number of votes required under Russian law for the adoption of such resolutions, the aggregate amount which the Guarantor may be required to pay

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under Section 2.01 hereof shall not exceed an amount equal to 1.9% of the book value of the assets of the Guarantor calculated in accordance with Russian accounting principles (the "Contingent Limitation"), it being understood that all payments and prepayments of the Guaranteed Obligations by any Seller or any other Person (other than by the Guarantor pursuant to a demand by the Beneficiary hereunder) shall, for purposes of this Section 2.07, be deemed to be applied first to the portion of the Guaranteed Obligations which exceeds said Contingent Limitation and last to the portion of the Guaranteed Obligations which does not exceed said Contingent Limitation.

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             ARTICLE III  REPRESENTATIONS, WARRANTIES AND COVENANT

      The Guarantor represents and warrants to the Beneficiary, with respect to the matters set forth in Sections 3.01 through 3.05, and covenants to the Beneficiary as set forth in Section 3.06, that:

3.01  Representations in the Primary Agreement
      ----------------------------------------

      All representations and warranties made by each Seller in Article III of the Primary Agreement (including, without limitation, by any Seller which becomes a party to the Primary Agreement by executing an Endorsement) are and will be true and correct on and as of each date specified in Article III of the Primary Agreement and are hereby incorporated herein by reference.

3.02  Authority
      ---------

      (a) The execution and delivery by the Guarantor of this Agreement, and the performance by the Guarantor of its obligations hereunder, have been duly and validly authorized by the shareholders' meeting or the Board of Directors of the Guarantor, as the case may be, no other corporate action on the part of the Guarantor or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

      (b) The Guarantor has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.03  No Conflicts
      ------------

      The execution, delivery and performance by the Guarantor of this Agreement, compliance by the Guarantor with all of the provisions hereof and the consummation by the Guarantor of the transactions contemplated hereby:

      (a) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Guarantor's charter;

      (b) except as set forth in Schedule 2.01(g) of the Loan Agreement, will not conflict with or constitute a breach of any material Contract to which the Guarantor is a party as of the date of this Agreement or by which the Guarantor or any of its material Assets and Properties is bound; and

      (c) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 2.02(c) of the Loan Agreement and Schedule 2.08(f) of the Primary Agreement, will not violate or conflict with any material Orders or Laws applicable to the Guarantor or any of its Assets and Properties.

3.04  Governmental Approvals and Filings
      ----------------------------------

      Except as set forth in Schedule 2.02(c) of the Loan Agreement and Schedule 2.08(f) of the Primary Agreement, the execution, delivery and performance by the Guarantor of this Agreement,

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the compliance by the Guarantor with all of the provisions hereof and the consummation of the transactions by the Guarantor contemplated hereby will not require any consent, approval, authorization or other order of any Governmental or Regulatory Authority.

3.05  Legal Proceedings, Liability
      ----------------------------

      (a) There is no Action or Proceeding pending or, to the knowledge of the Guarantor, threatened, which, if adversely determined, will result in, or would reasonably be expected to result in, the issuance of an Order which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto, (ii) restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by this Agreement, or (iii) would otherwise result in a material impairment of the Beneficiary's rights under this Agreement.

      (b) There are no facts or circumstances known to the Guarantor that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) of this Section 3.05.

3.06  Central Bank License
      --------------------

      The Guarantor shall apply for the Central Bank License (as hereinafter defined) no later than thirty (30) Business Days after the date hereof. The Guarantor shall use its best efforts to obtain the Central Bank License within one hundred and twenty (120) calendar days after the date hereof. As used herein, "Central Bank License" shall mean a license for currency transactions issued by the Central Bank of the Russian Federation with respect to this Agreement, in form and substance satisfactory to the Beneficiary, authorizing the Guarantor to make payments to the Beneficiary in US Dollars under this Agreement.

                           ARTICLE IV  MISCELLANEOUS

4.01  Arbitration; Consent to Jurisdiction; Service of Process; Waiver of
      -------------------------------------------------------------------
      Sovereign Immunity
      ------------------

      (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

      (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      (ii) Either party to this Agreement may refer a matter to arbitration by written notice to the other party.

      (iii) The place of the arbitration shall be Stockholm, Sweden.

      (iv) The claimant party shall appoint one (1) arbitrator and the respondent party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator,

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in accordance with the UNCITRAL Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the Arbitration Institute of the Stockholm Chamber of Commerce.

     (v) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

     (vi) The decision of the arbitrators shall be made by majority vote and shall be in writing.

     (vii) The decision of the arbitrators shall be final and binding on the parties to this Agreement, save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

     (viii) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

     (b) If any dispute is submitted to arbitration pursuant to this Section 4.01, the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 4.01.

     (c) Notwithstanding Sections 4.01(a) and (b) to the contrary, this Agreement, and any rights of the Beneficiary arising out of this Agreement, may, at the option of the Beneficiary, be enforced by the Beneficiary in the courts of the Russian Federation located in Moscow or in any other courts having jurisdiction. For the benefit of the Beneficiary, the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof. Nothing in this Agreement shall affect the right of the Beneficiary to commence legal actions or proceedings against the Guarantor in any manner authorized by the laws of any relevant jurisdiction. The commencement by the Beneficiary of legal actions or proceedings in one or more jurisdictions shall not preclude the Beneficiary from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. The Guarantor irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

     (d) The Guarantor irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding permitted by this Section 4.01, with the same effect as if the Guarantor were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Beneficiary shall also deliver a copy thereof to the Guarantor at its address specified in Section 4.05. The Guarantor will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. If any such agent and attorney resigns or otherwise becomes incapable of acting, the Guarantor will appoint a successor agent and attorney in New York reasonably satisfactory to

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the Beneficiary, with like powers. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction in a manner not inconsistent with Sections 4.01(a)-(c).

      (e) The Guarantor hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder and thereunder, and the Guarantor hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), pre- or post-award attachment of assets, and enforceability of judicial or arbitral awards.

4.02  Successors and Assigns; Third Party Rights
      ------------------------------------------

      This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that (a) the Guarantor may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Beneficiary and
(b) the Beneficiary may not assign or otherwise transfer all or any part of its rights under this Agreement other than in connection with an assignment of its rights and obligations under, and pursuant to Section 10.09(a) of, the Primary Agreement.

4.03  No Waiver
      ---------

      No failure on the part of the Beneficiary to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Beneficiary or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.04  Governing Law
      -------------

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

4.05  Notices
      -------

      All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:

      If to the Beneficiary, to:

                Telenor East Invest AS
                Keysers Gate 13

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                0130 Oslo
                Norway
                Facsimile No.: +47-22-779909
                Attn: Henrik Torgersen


                with a copy to:

                Telenor Mobile Communications AS
                Pilestredet 33
                N-0166 Oslo
                Norway
                Facsimile No.: +47-23-25-55-85
                Attn:  Arve Egil Habjorg

      If to the Guarantor, to:

                Vimpel-Communications
                10, building 14, Ulitsa 8-Marta
                125683, Moscow
                Russian Federation
                Facsimile No.: +7095 755-3682
                Attn:  Chief Financial Officer

                with a copy to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                Dukat Place II
                7, Ulitsa Gasheka
                123056, Moscow
                Russian Federation
                Facsimile No. +7095-974-2412
                Attn: Melissa J. Schwartz

      All such notices, requests and other communications will (a) if delivered personally to the address provided in this Section 4.05, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number provided in this Section 4.05, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address provided in this Section 4.05, be deemed given upon confirmed receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 4.05). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

4.06  Waiver and Amendment
      --------------------

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      Any amendment to, waiver by the Beneficiary of any of the terms or conditions of, or consent given by the Beneficiary under, this Agreement shall be in writing, signed by the Beneficiary and, in the case of an amendment, by the Guarantor.

4.07  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

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     IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed as of the day and year first above written.


                                    OPEN JOINT STOCK COMPANY
                                    "VIMPEL-COMMUNICATIONS"

                                    By /s/ Dimitri Borisovich Zimin
                                       -------------------------------------
                                       Dmitri Borisovich Zimin
                                       President and Chief Executive Officer

                                    By /s/ Vladimir Mikhailovich Bychenkov
                                       -------------------------------------
                                       Vladimir Mikhailovich Bychenkov
                                       Chief Accountant


                                    TELENOR EAST INVEST AS

                                    By /s/ Henrik Torgersen
                                       -------------------------------------
                                       Henrik Torgersen
                                       Attorney-in-Fact

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